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                                                                     Exhibit 4.2

                             COMMON STOCK WARRANT


                             USA TALKS.COM, INC.

                             COMMON STOCK WARRANT

                    The Transferability of This Warrant is
                     Restricted as Provided in Section 1.

Void after 5:00 p.m., Pacific Standard time,           Right to Purchase 750,000
___________________, 2003                                shares of Common Stock
                                                         (subject to adjustment)

No. W-_____

                                    PREAMBLE

     USA TALKS.COM, INC. (the "Company"), a Nevada corporation, hereby certifies that, for value received, ROBERT M. BEATON & ASSOCIATES (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time, before 5:00 P.M. California time, on ______________, 2003 (the "Termination Date"), 750,000 fully paid and nonassessable shares of Common Stock, $0.001 par value, of the Company ("Common Stock"), at the purchase price per share (the "Purchase Price") set forth in Section 3.2 (the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

     This Warrant is the Common Stock Purchase Warrant (the "Warrant"), evidencing the right to purchase an aggregate of 750,000 shares of Common Stock of the Company (the "Warrant Shares"), issued pursuant to a certain Consulting Services & Fee Agreement (the "Agreement"), dated as of October 28, 1998, between the Company and the Holder.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

          (a) The term "Company" includes any corporation which shall succeed to or assume the obligations of the Company hereunder.

          (b) The term "Common Stock" includes all stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency).

          (c) The term "Other Securities" refers to any stock (other than Common Stock) and

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     other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

          (d) The term "Warrant Shares" means the Common Stock issued or issuable upon exercise of the Warrant.

          (e) The term "Securities Act" means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

     1. Restricted Securities. This Warrant has not been registered under the Securities Act, nor pursuant to the provisions of the securities or other laws of any other applicable jurisdictions, in reliance upon certain exemptions under applicable state and federal laws. This Warrant is issued to the Holder in reliance upon such fact based on the Holder's representations, warranties and agreements. If, at the time of any transfer or exchange (other than a transfer or exchange not involving a change in the beneficial ownership of such Warrant or Warrant Shares) of a Warrant or Warrant Shares, such Warrant or Warrant Shares shall not be registered under the Securities Act, the Company may require, as a condition of allowing such transfer or exchange, that the Holder or transferee of such Warrant or Warrant Shares, as the case may be, furnish to the Company an opinion of counsel reasonably acceptable to the Company to the effect that such transfer or exchange may be made without registration under the Securities Act. In the case of such transfer or exchange and in the case of an exercise of a Warrant if the Warrant Shares to be issued thereupon are not registered pursuant to the Securities Act, the Company may require a written statement that such Warrant or Warrant Shares, as the case may be, are being acquired for investment and not with a view to the distribution thereof. The certificates evidencing the Warrant Shares issued on the exercise of the Warrant shall, if such Warrant Shares are being sold or transferred without registration under the Securities Act, bear a legend to the effect that the Warrant Shares evidenced by such certificates have not been so registered. The Company shall expend its best efforts to register the Warrant Shares under the Securities Act pursuant to a Registration Statement on Form S-8.

     2. Transfer of Warrant. This Warrant and all rights hereunder shall not be transferred to any entity without the prior written consent of the Company, which consent may be withheld at its sole discretion.

     3.   Exercise of Warrant and Warrant Price.

          3.1  Exercise of Warrant

          This Warrant may only be exercised in full. The holder of this Warrant may exercise it by surrendering this Warrant, with the exercise notice at the end hereof duly executed by such holder, to the Company at its principal office. The surrendered Warrant shall be accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock called for on the face of this Warrant (giving effect to any adjustment therein) by the Purchase Price.

          3.2 Purchase Price. The Purchase Price shall be $0.06 per share of Common Stock,

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subject to adjustment as provided in Section 5.

     4. Delivery of Stock Certificates, Etc., on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable Warrant Shares to which such holder shall be entitled on such exercise, plus, in lieu of any fractional Share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current Fair Market Value of one full Share. "Fair Market Value" shall mean (i) the closing price per share of the Common Stock on the date of exercise of this Warrant (the "Exercise Date"), but if no shares were traded on such date, then on the last previous date on which a share was so traded if such date is no more than 30 days prior to the Exercise Date, or, if shares are not traded, (ii) the average of the bid and asked closing prices for one share of Common Stock on the over-the-counter market if such prices are available as of a date that is no more than 30 days prior to the Exercise Date, or, if such information is not available, (iii) the price per share of Common Stock at which shares of Common Stock were sold by the Company in private transactions as of a date that is no more than 30 days prior to the Exercise Date, or, if none of the above is applicable, (iv) the fair market value of a share of Common Stock as established by the Board of Directors of the Company as of the Exercise Date using any reasonable method of valuation.

     5.   Adjustment of Purchase Price and Number of Warrant Shares.

          5.1 The Purchase Price hereof shall be subject to adjustment from time to time as follows:

          (a) In case the Company shall, prior to the Termination Date, (i) pay a dividend on its Common Stock in Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a small number of shares, then, in such an event, the Purchase Price in effect immediately prior thereto shall be adjusted proportionately so that the adjusted Purchase Price will bear the same relation to the Purchase Price in effect immediately prior to any such event as the total number of shares of Common Stock outstanding immediately prior to any such event shall bear to the total number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this subdivision (a), (i) shall become effective retroactively immediately after the record date in the case of a dividend and (ii) shall become effective immediately after the effective date in the case of a subdivision or combination. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein.

          (b) Upon each adjustment of the Purchase Price pursuant to subdivision (a) of Subsection 5.1, the number of shares of Common Stock purchasable upon exercise of this Warrant Certificate shall be adjusted to the number of shares of Common Stock, calculated to the nearest one hundredth of a share, obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon the exercise of this Warrant Certificate by the Purchase Price in effect prior to such adjustment and dividing the product so obtained by the new Purchase Price.

          5.2 In case of any capital reorganization of the Company, or of any reclassification of the Common Stock, this Warrant Certificate shall be exercisable after such capital reorganization or reclassification upon the terms and conditions specified in this Warrant Certificate, for the number of

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shares of stock or other securities which the Common Stock issuable at the time of such capital reorganization or reclassification upon exercise of this Warrant Certificate would have been entitled to receive upon such capital reorganization or reclassification if such exercise had taken place immediately prior to such action. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock shall not be deemed to be a reclassification of the Common Stock of the Company for the purposes of this Subsection 5.2.

          5.3 In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or
(c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company within 24 months from the date of such transfer (any such transaction being hereinafter sometimes referred to as a "Reorganization") then, in each such case, the holder of this Warrant, on the exercise hereof as provided in
Section 3 at any time after the consummation or effective date of such Reorganization (the "Effective Date"), shall receive, in lieu of the Warrant Shares issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation, if such holder had so exercised this Warrant, immediately prior thereto (all subject to further adjustment thereafter as provided in Section 5).

          5.4 Continuation of Terms. Except as otherwise expressly provided in Subsection 5.3, upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 5, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company.

     6. Exchange of Warrants. On surrender for exchange of any Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or (subject to Section 2) on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder or any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face of the Warrant or Warrants so surrendered.

     7. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     8. Negotiability, Etc. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

               (a) This Warrant is not negotiable and may not be transferred by the holder hereof; and

               (b) This Warrant issued pursuant to the terms of the Agreement and is subject

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          to the terms thereof.

     9. THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE'S SECURITIES ACTS, AND MAY NOT BE TRANSFERRED OR HYPOTHECATED WITHOUT PRIOR REGISTRATION OR QUALIFICATION UNDER SAID ACTS OR AN EXEMPTION THEREFROM ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

     10. Notice, Etc. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

     11. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant is being delivered in the State of California and shall be construed and enforced in accordance with and governed by its laws. The headings in this Warrant are for purposes of reference only, and shall not limit
or otherwise affect any of the terms hereof.   All nouns and pronouns used
herein shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons to whom reference is made herein may require.

     12. Expiration. The right to exercise this Warrant shall expire at 5:00 P.M., Pacific Standard time, on ________________, 2003.


Dated:                                 USA TALKS.COM, INC.


                                       By:
                                          -----------------------------------
                                       Its:   President

Attest:

---------------------------
Secretary

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                               NOTICE OF EXERCISE

          The undersigned registered holder of the within Warrant irrevocably exercises the within Warrant for and purchases _________________ shares of Common Stock of USA Talks.com, Inc., a Nevada corporation, the amount of $_____________, all at the price and on the terms and conditions specified in the within Warrant and requests that a certificate for the shares of Common Stock hereby purchased be issued in the name of and delivered to the undersigned, whose address is ____________________________________________.


Dated:  _______________, _________


                                       ROBERT M. BEATON & ASSOCIATES

                                       By:
                                       Its: